Exhibit 1.1

4,000,000 Shares

Black Hills Corporation

Common Stock

UNDERWRITING AGREEMENT

April 24, 2003

CREDIT SUISSE FIRST BOSTON LLC

LEHMAN BROTHERS INC.

CREDIT LYONNAIS SECURITIES (USA) INC.

BMO NESBITT BURNS CORP.

GERARD KLAUER MATTISON & CO., INC.

ABN AMRO ROTHSCHILD LLC

D.A. DAVIDSON & CO.

NATCITY INVESTMENTS, INC.

SCOTIA CAPITAL (USA) INC.

    As Representatives of the Several Underwriters,

c/o Credit Suisse First Boston LLC	c/o Lehman Brothers Inc.
Eleven Madison Avenue	745 Seventh Avenue
New York, New York 10010-3629	New York, New York 10019

Dear Sirs:

1. Introductory. Black Hills Corporation, a South Dakota corporation (“Company”), proposes to issue and sell 4,000,000 shares (“Firm Securities”) of its Common Stock, par value $1.00 per share (“Securities”), to Credit Suisse First Boston LLC (“CSFB”), Lehman Brothers Inc. (“Lehman”), Credit Lyonnais Securities (USA) Inc., BMO Nesbitt Burns Corp., Gerard Klauer Mattison & Co., Inc., ABN AMRO Rothschild LLC, D.A. Davidson & Co., NatCity Investments, Inc. and Scotia Capital (USA) Inc. (collectively, the “Representatives”) and each of the other Underwriters named in Schedule A hereto (“Underwriters”, and to the extent there are no additional Underwriters listed on Schedule A hereto other than you, the term Representatives as used herein shall mean you, as Underwriters). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 600,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company hereby agrees with the Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement (No. 333-101541), including a prospectus, relating to the Securities and certain other securities of the Company, has been filed with the Securities and Exchange Commission (“Commission”) and has been declared effective under the Securities Act of 1933, as amended (“Act”). Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(b) hereof.

(c) The Company has filed all documents with the Commission that it is required to file under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the Rules and Regulations, and such documents when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; and each document so filed or to be filed and incorporated by reference in the Prospectus, complied or will comply when so filed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and, when read together with the other information in the Prospectus, do not or will not as of each Closing Date (as defined below), include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(e) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except (i) for such liens or other encumbrances arising with respect to the capital stock of, or partnership or limited liability company interest in, subsidiaries as a result of project financing arrangements entered into by the Company through any such subsidiary or (ii) as disclosed in the Prospectus.

(f) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Except for that certain Registration Rights Agreement, dated as of June 30, 2000, between the Company and the other parties named therein, which is an exhibit to a Commission filing incorporated by reference into the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(i) The Company’s Securities are listed on the New York Stock Exchange. The Offered Securities have been approved for listing on the New York Stock Exchange subject to notice of issuance.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(k) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (i) and (ii) for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and defensible title to all interests in oil and gas properties owned by them and good and marketable title to all other real properties and all other properties and assets owned by them that are material to the Company and it subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and it subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n) Except as disclosed in the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(p) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, except as disclosed in the Prospectus, no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(s) Deloitte & Touche LLP has certified the financial statements of the Company and certain subsidiaries of the Company incorporated by reference in the Registration Statement and Prospectus, and is an independent public accountant as required by the Act and the Rules and Regulations. The historical consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the pro forma consolidated financial statements and data incorporated by reference in the Registration Statement and Prospectus have been prepared on a basis consistent with the historical financial statements and include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act, to reflect the transactions described therein; and the assumptions used in preparing the pro forma financial statements and data incorporated by reference in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(t) Except as disclosed in the Prospectus, since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than any regular quarterly cash dividend declared by the Company on the Securities or on its securities convertible into shares of Securities.

(u) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(v) The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) System.

(w) Each preliminary prospectus or preliminary prospectus supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the Act and the Rules and Regulations.

(x) The Company is a public utility holding company that is exempt from regulation under the Public Utility Holding Company Act of 1935 (“PUHCA”) (except for Sections 9(a)(2) and 10 thereof) pursuant to Section 3(a) of PUHCA.

(y) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(aa) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $25.717 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to both CSFB and Lehman drawn to the order of the Company at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 9:00 A.M., New York time, on April 30, 2003, or at such other time not later than seven full business days thereafter as CSFB, Lehman and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and Lehman request and will be made available for checking and packaging at the above offices of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB and Lehman given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by CSFB and Lehman to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and Lehman to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each

Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB and Lehman but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB and Lehman drawn to the order of the Company, at the above offices of Skadden, Arps, Slate, Meagher & Flom LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and Lehman request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above offices of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFB and Lehman, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement. The Company will advise CSFB and Lehman promptly of any such filing pursuant to Rule 424(b).

(b) The Company will advise CSFB and Lehman promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of CSFB and Lehman; and the Company will also advise CSFB and Lehman promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and Lehman of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the consent of CSFB and Lehman to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives copies of the Registration Statement, in the form it became effective, (two of which will be signed and will include all exhibits), each related preliminary prospectus or preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and Lehman reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Lehman reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any such jurisdiction.

(g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFB and Lehman may reasonably request.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Lehman reasonably designate and the printing of memoranda relating thereto, for the filing fee incident to the review, if any, by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(i) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and Lehman, except (A) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (B) issuances of Securities pursuant to the exercise of any employee stock options outstanding on the date hereof, (C) issuances of Securities pursuant to the Company’s omnibus incentive compensation plan, dividend reinvestment plan, employee stock purchase plan, retirement savings plan or non-qualified deferred compensation plan, in each case, in effect on the date hereof, (D) issuances of Securities or securities convertible into shares of Securities to the former shareholders of Indeck Capital, Inc. (“Indeck”) pursuant to the “earn-out” provisions contained in that certain agreement and plan of merger, dated as of January 1, 2000, among the Company, Indeck and the former shareholders of Indeck, and (E) issuances of Securities pursuant to the conversion of No Par Preferred Stock, Series 2000-A of the Company outstanding on the date hereof.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the consolidated financial statements and financial statement schedule audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related Rules and Regulations adopted by the Commission;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in stockholders’ equity, as compared with amounts shown on the latest balance sheet incorporated by reference in the Prospectus; or

(B) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income, or in the total basic and diluted per share amounts of income from continuing operations before change in accounting principle or net income, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared certain specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Steven J. Helmers, Esq., general counsel to the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities;

(iii) The Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) Each subsidiary of the Company set forth on Schedule B hereto (each, a “Subsidiary”) has been duly incorporated or organized, as the case may be, and is an existing corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect;

(vi) Except for that certain Registration Rights Agreement, dated as of June 30, 2000, between the Company and the other parties named therein, which is an exhibit to a Commission filing incorporated by reference into the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(vii) To such counsel’s knowledge, the Company and each of its subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus and, except as described in the Prospectus, such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under South Dakota law, PUHCA or the Federal Power Act, as amended (“FPA”), for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and such as may be required under state securities laws;

(ix) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, PUHCA or FPA, any rule, regulation or, to such counsel’s knowledge, order of any governmental agency or body relating to PUHCA or FPA or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to PUHCA or FPA;

(x) The descriptions under the headings “Risk Factors,” “Business” and “Black Hills Corporation” in the Registration Statement and Prospectus of statutes,

legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown;

(xi) To such counsel’s knowledge, except as disclosed in the Prospectus, the Company and each subsidiary of the Company (i) is in compliance with any and all applicable environmental laws, (ii) has received all permits, licenses or other approvals required of it under applicable environmental laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect; and

(xii) The Company is a public utility holding company that is exempt from regulation under PUHCA (except for Sections 9(a)(2) and 10 thereof) pursuant to Section 3(a) of PUHCA.

In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the laws of the State of South Dakota, the corporate laws of the State of Delaware, PUHCA and FPA.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Conner & Winters, P.C., special counsel for the Company, to the effect that:

(i) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940;

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(iii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or, to such counsel’s knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) to such counsel’s knowledge, any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company, except in the case of clauses (A) and (B) for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect;

(iv) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; the descriptions (A) under the headings “Description of Senior Debt Securities,” “Description of Subordinated Debt Securities,” “Description of Capital Stock,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Units,” “Material United States Federal Tax Considerations for Non-U.S. Holders” and “Underwriting” in the Registration Statement and Prospectus and (B) in the Registration Statement in Item 15, in each case, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed, and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except and to the extent stated in subparagraph (iv) of this Section 6(e)), on the basis of the foregoing, nothing has come to the attention of such counsel that cause them to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America (other than PUHCA and FPA) and the laws of the State of Oklahoma.

(f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements of the Company incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(h) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company substantially to the effect described in the Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Both CSFB and Lehman may in their discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus in which the untrue statement or alleged untrue statement in or omission or alleged omission from such preliminary prospectus or preliminary prospectus supplement had been corrected if the Company had previously furnished copies thereof to such Underwriter.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and (ii) paragraphs 13 and 14 under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything in this subsection (c) to the contrary, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and Lehman may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, Lehman and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered

Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives at the following addresses:

c/o Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attention: Transactions Advisory Group

Fax: (212) 325-4296

c/o Lehman Brothers Inc.

399 Park Avenue – 11th Floor

New York, New York 10022

Attention: Syndicate Department

Fax: (212) 526-0943

With a copy to, in the case of any notice to Lehman pursuant to Section 8(c):

Director of Litigation

Office of the General Counsel

Lehman Brothers Inc.

399 Park Avenue – 15th Floor

New York, New York 10022

or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 625 Ninth Street, Rapid City, South Dakota 57701, Attention: Steven J. Helmers, Esq., General Counsel (Fax: (605) 721-2550); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB and Lehman will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

15. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, BLACK HILLS CORPORATION

By:	/s/ Steven J. Helmers
Name: Steven J. Helmers Title: Senior Vice President, General Counsel and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

LEHMAN BROTHERS INC.

CREDIT LYONNAIS SECURITIES (USA) INC.

BMO NESBITT BURNS CORP.

GERARD KLAUER MATTISON & CO., INC.

ABN AMRO ROTHSCHILD LLC

D.A. DAVIDSON & CO.

NATCITY INVESTMENTS, INC.

SCOTIA CAPITAL (USA) INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By: CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Bruce MacLennan
Name: Bruce MacLennan Title: Director

By: LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson
Name: Arlene Salmonson Title:

SCHEDULE A

Underwriter	Number of Firm Securities

Credit Suisse First Boston LLC	1,420,000
Lehman Brothers Inc.	1,420,000
Credit Lyonnais Securities (USA) Inc.	360,000
BMO Nesbitt Burns Corp.	200,000
Gerard Klauer Mattison & Co., Inc.	200,000
ABN AMRO Rothschild LLC	100,000
D.A. Davidson & Co	100,000
NatCity Investments, Inc.	100,000
Scotia Capital (USA) Inc.	100,000
Total	4,000,000

SCHEDULE B

Black Hills Power, Inc.

Black Hills Energy, Inc.

Black Hills Valmont Colorado, Inc.

Black Hills Fountain Valley, LLC

Fountain Valley Power, LLC

E-Next A Equipment Leasing Company, LLC

Wyodak Resources Development Corp.

Enserco Energy Inc.

Black Hills Energy Resources, Inc.

Black Hills Fiber Systems, Inc.

Black Hills Fibercom, LLC

Black Hills Generation, Inc.

Black Hills Colorado, LLC

Black Hills Ontario, LLC

Indeck North American Power Partners, LP

Indeck North American Power Fund, LP

Black Hills Harbor, LLC

Indeck Pepperell Power Associates, Inc.

Adirondack Hydro Development Corporation

Las Vegas Cogeneration II, LLC